UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2017

Crown Castle International Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive, Suite 600 Houston, TX	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

ITEM 2.01 — COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously disclosed, on July 18, 2017, Crown Castle International Corp. (the “Company” or “Crown Castle”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LTS Group Holdings LLC (“Lightower”), Berkshire Fund VII-A (LTS) Acquisition Partners, Berkshire Fund VIII-A (LTS) Acquisition Partners, LTS Berkshire Fund VII-A Blocker Corporation, LTS Berkshire Fund VIII-A Blocker Corporation, LTS Co-Invest Blocker LLC, LTS Co-Invest Blocker II LLC, LTS Rollover Blocker LLC, LTS BF VII-A Blocker Merger Sub, Inc., LTS BF VIII-A Blocker Merger Sub, Inc., LTS Co-Invest Blocker Merger Sub, Inc., LTS Co-Invest Blocker II Merger Sub, Inc., LTS Rollover Blocker Merger Sub, Inc., LTS Group Holdings Merger Sub, Inc. and BSR LLC, as equityholders’ representative, pursuant to which the Company agreed to acquire all of the outstanding equity interests in Lightower in a series of related transactions (the “Acquisition”).

On November 1, 2017, the Company completed the Acquisition, and Lightower became an indirect wholly owned subsidiary of the Company. The Company paid a purchase price of approximately $7.1 billion in cash, subject to certain limited post-closing adjustments.

The consideration paid by the Company for the Acquisition was financed using (1) cash on hand, including proceeds from (a) the Company’s public offerings of 40,150,000 shares of common stock and 1,650,000 shares of the Company’s 6.875% Mandatory Convertible Preferred Stock, Series A, each of which were issued on July 26, 2017, (b) the Company’s public offering of $750 million aggregate principal amount of 3.200% senior unsecured notes due 2024 and $1.0 billion aggregate principal amount of 3.650% senior unsecured notes due 2027, each of which were issued on August 1, 2017, and (2) borrowings under the Company’s revolving credit facility.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on July 19, 2017 (“Signing Form 8-K”) and incorporated herein by reference. Item 1.01 of the Signing Form 8-K is incorporated herein by reference, to the extent not inconsistent with or superseded by subsequent public filings or the description contained herein.

The representations and warranties and the covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement for the purpose of allocating contractual risk between those parties and do not establish such matters as facts. Investors should not rely on the representations and warranties and the covenants as characterizations of the actual state of facts or condition of the Company, Lightower or any of their respective subsidiaries or affiliates.

ITEM 8.01 — OTHER EVENTS

On November 1, 2017, Crown Castle issued a press release, filed herewith as Exhibit 99.1, announcing it has completed the Acquisition.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of businesses acquired

The financial statements required by Item 9.01(a) of Form 8-K in connection with the Acquisition will be filed by amendment to this Current Report on Form 8-K (“Closing Form 8-K”) within 71 calendar days after the date this Closing Form 8-K was required to be filed with the SEC.

(b)	Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the Acquisition will be filed by amendment to this Closing Form 8-K within 71 calendar days after the date this Closing Form 8-K was required to be filed with the SEC.

(d) Exhibits

Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing the Company’s completion of the Acquisition, dated November 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Kenneth J. Simon
Name: Kenneth J. Simon
Title: Senior Vice President and General Counsel

Date: November 1, 2017